[SA&B Letterhead]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


         We consent to the reference to our firm under the heading "Legal Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A for Kelmoore Strategic Trust (File No. 333-69365). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP


By: /s/ Stephen E. Roth
    -------------------
    Stephen E. Roth


Washington, D.C.
June 25, 2004